Certification Of
                      President and Chief Executive Officer
                                                                            32.1

Pursuant to 18 U.S.C. ss.1350, the undersigned, Derek L. Caldwell, who is the President and Chief Executive Officer of Lincoln International Corporation (the "company"), hereby certifies that the company's Annual Report on Form 10-KSB for the year ended July 31, 2006, (the "Report") fully complies with the requirements of ss.13(a) or ss.15(d) as applicable, of the Securities Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

                                       /s/ Derek L. Caldwell
                                       ---------------------------
                                Name:  Derek L. Caldwell
                                Title: President and Chief Executive Officer
                                Date:  September 21, 2006